April 5, 2017

United States Securities and Exchange Commission
Division of Corporation Finance
Washington, D.C. 20549

Re: Whole Foods Market, Inc.

The undersigned, a person who is subject to ownership reporting pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and requirements pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), in respect of the equity securities of Whole Foods Market, Inc. (“WFM”), hereby makes, constitutes and appoints any of Glenda Flanagan (Executive Vice President and Chief Financial Officer), Albert Percival (Senior Securities, Finance and Governance Counsel), Melissa Peterson (Securities, Finance and Governance Counsel), Mandy Shuck (Coordinator, Compensation), and/or Erin Brown (Stock Plan Administrator) as my true and lawful attorney-in-fact with full power and authority (1) to make and file on my behalf any reports or statements of beneficial ownership or changes of beneficial ownership, including Forms 3, 4 and 5 and amendments to these forms, or other documents which I may be required or permitted to file under the Exchange Act, and (2) to make and file on my behalf any notice of proposed sale of securities or other document, including Form 144, which I may be required or permitted to file under the Securities Act. I hereby revoke any previous power of attorney I may have given to any person at WFM to make and file such reports, statements and notices.

This power of attorney shall remain in force from the date hereof through the time at which I may be subject to reporting obligations under Section 16(a) of the Exchange Act or the requirements of Rule 144 under the Securities Act, and for so long as I may continue to be subject to such obligations or requirements, unless earlier expressly revoked by me in writing and delivered to WFM. Each of my attorneys-in-fact may, in his or her sole discretion, designate one or more substitute attorneys-in-fact to act in his or her place.

I acknowledge that my attorneys-in-fact, in serving in this capacity at my request, are not assuming, nor is WFM assuming, any of my responsibilities to comply with the Exchange Act, the Securities Act or the rules and regulations thereunder.

This authorization is effective until further notice.

Sincerely,

/s/ Heather Stern
Heather Stern